Zone Exploration, Inc.
P.O. Box 1362 Billings, Montana 59103
ph and fax (406) 259-5106 zonexplore@aol.com

December 15, 2003

Mr. Scott Houghton
August Biomedical Corp.
P.O. Box 73575
Vancouver, British Columbia
Canada V6E 4L9

Re:	Agreement for Sale and Purchase Horizontal Amsden Play Musselshell and Yellowstone Counties, Montana (USA)

Dear Mr. Houghton:

               This letter sets forth terms of an agreement for sale and purchase (“Agreement”), which, when accepted by you, shall form a binding Agreement between Zone Exploration, Inc. and John Fredlund (jointly referred to herein as “Zone”) and August Biomedical Corp. (“August”), subject to the terms and conditions hereinafter set forth.

1.	This Agreement is entered into on the basis of the following representations and warranties made to August by Zone.

	a)	Zone is the owner of an oil and gas prospect called the “Horizontal Amsden Play,” which has been described in certain materials presented to August, and which is herein referred to as the “Prospect;”

b)
Zone is the legal owner of a number of oil and gas leases within the Prospect, covering approximately 12,972.14 gross leasehold acres (and approximately 9,268.32 net leasehold acres) in Musselshell and Yellowstone Counties, Montana, USA, more particularly described on Exhibit “A” attached hereto, and which are henceforth referred to as “the Leases;”

	c)	Zone represents that the Leases are in good standing and that they comply with all regulatory requirements and laws;

	d)	Zone is not in breach of any laws, ordinances, statutes, regulations, bylaws or decrees to which it is subject or which applies to it which may adversely affect the Leases;

	e)	There are no claims being made nor are any claims anticipated to be made as against Zone or the Leases;

f)	No person, company or entity has any right, agreement or option to purchase any interest in, or portion or, the Leases;

g)
Zone has the full and absolute right, power and authority to enter into this Agreement on the terms and conditions herein set forth, to carry out the transactions contemplated in this Agreement and to sell one hundred percent (100%) of its respective legal and beneficial title and ownership of the Leases to August;

h)	Any assignments from Zone to August shall conform to the regulations of both the State of Montana and the United States Bureau of Land Management;

i)
There is no action, suit, judgment, litigation, strike, labour disturbance, proceeding or investigation against or pending against or involving Zone which might adversely affect Zone transferring one hundred percent (100%) of its respective legal and beneficial ownership of the Leases to August, or which will result in any liability to August in respect of the Leases;

j)
Zone holds all permits, licenses, consents and authorities issued by any Government or governmental authority having jurisdiction or any subdivision thereof, including without limitation, any governmental department, commission, bureau, board or administrative agency which are necessary in relation to its respective ownership of the Leases and its respective ability to sell and transfer those Leases to August;

k)
Zone is not in default or breach of any provision of any contract, agreement, lease, indenture or other instrument which may adversely affect the Leases or the sale and transfer of the ownership of the Leases to August;

l)	The sale or transfer of the Leases to August will not:

	i)	violate any provisions of the constating documents of Zone, or

ii)
result in or require the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest, claim, charge, right of others or any encumbrances of any nature upon or with respect to the Leases, except as provided for in this Agreement.

m)	Zone is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Montana, USA;

n)
Zone knows of no environmental hazards that will adversely affect the drilling for oil and gas on the properties encompassed by the Leases. To the best of its knowledge and belief, all environmental laws and ordinances have been complied with.

2.	August warrants and represents as follows:

a)
This it is a publicly traded company duly incorporated in the State of Nevada (U.S.) The shares of August trade on the NASD over-the-counter bulletin board market in the United States of America under the symbol “AGBM”.

	b)	August will not be in breach of any of its constating documents in entering into this Agreement for purchasing the Leases from Zone;

	c)	August will obtain all authorizations as are necessary in order to enter into this Agreement and purchase the Leases.

3.
Following execution of this Agreement by Zone and August (jointly referred to as the “parties”), August shall pay to Zone a non-refundable deposit of twenty thousand dollars ($20,000.00) in United States funds (“Initial Deposit”).

The above Initial Deposit shall be sent by wire transfer to the following:

	Wire to Account Name:	John Fredlund

	Account Number:	XXXXXXXXXXXX

	Routing Number:	XXXXXXXXX

	Bank:	XXXXXXXXXX
XXXXXXXXXXXX
XXXXXXXX, XXXXXXX XXX XXXXX
(XXX) XXX-XXXX

4.
Within two business days of the execution of this Agreement, Zone shall provide to August complete access to all of the Leases and all other relevant documentation in possession of Zone respecting the Leases in a data room at the following location: 115 N. Broadway, Suite 315, Billings, Montana, USA, Monday through Friday, between the hours of 9 a.m. and 5 p.m. MST, in order to assist August in obtaining a legal opinion and accounting advise and undertake its requisite due diligence respecting the terms and conditions of the Leases and whether what is proposed herein is feasible. August shall have sixty (60) days after execution of this Agreement in which to obtain this advice. If the legal and other opinions obtained by August support the project and indicate that the project is feasible, then, on or before the sixtieth (60th) day, August shall so advise Zone in writing of August’s selection to proceed with the project, and immediately wire transfer to Zone to the account named herein, a non-refundable payment of one hundred sixty-five thousand three hundred sixty-six dollars ($165,366.00) in United States funds. This payment is the balance due on the purchase price for the Leases, and will be known as the “Exercise Payment.”

5.
The aforesaid twenty thousand dollars ($20,000.00) U.S. Initial Deposit and the one hundred sixty-five thousand three hundred sixty-six dollars ($165,366.00) U.S. Exercise Payment together shall constitute the “Purchase Price” for the Leases. Zone and August agree that the total Purchase Price per net acre for the Leases is $20.00 U.S. per net acre. Based on the net acres represented by Zone (9,268.32 net acres), the total Purchase Price is one hundred eighty-five thousand three hundred sixty-six dollars ($185,366.00) U.S. [9,268.32 x $20.00 = $185,366.00]. If a due diligence title examination by August reveals that Zone owns a different number of net leasehold acres, the parties herein agree to adjust the Purchase Price accordingly.

6.
Upon payment of the Purchase Price in full, Zone shall deliver to August in a timely fashion, an Assignment of Oil and Gas Leases (“Assignment”) constituting 100% of all of the right, title and interest of Zone in the Leases, and at the same time reserve an Overriding Royalty Interest on the Leases, resulting in the delivery of an 82% Net Revenue Interest to August (100% - landowners’ royalty – override = 82%) on each of the leases, proportionately reduced in cases where the leased mineral interest is less than 100%. Furthermore, Zone shall retain the rights of REASSIGNMENT AND RENEWAL, as follows:

“The overriding royalty reserved herein, and all other terms and conditions of this assignment or transfer shall apply to any and all extensions, renewals and substitute leases obtained by Assignee, its successors or assigns on the lands described herein. In the event Assignee desires to surrender said lease as to all or any part of the acreage covered thereby, said Assignee agrees to notify Assignor by registered mail, at least 30 days in advance of the anniversary date specified in said lease, and Assignor hereunder shall then have 15 days after receipt of such notice within which to elect to take a reassignment of said lease as to the portion thereof to be relinquished. Should Assignor hereunder elect to receive such a reassignment, same will be delivered by Assignee prior to the anniversary date of the lease. It is understood, however, that there shall be no penalty for oversight or clerical error, except liability not to exceed the amount that was paid for the assignment. Any relinquishment under the terms of this paragraph shall be free and clear of all burdens, encumbrances, or outstanding interests other than those existing on the date hereof.”

7.
Zone and August will enter into an Area of Mutual Interest Agreement (“AMI”), wherein Zone will reserve a maximum of a three percent (3%) Overriding Royalty Interest on subsequently acquired leases within the AMI. This AMI Agreement and the geographical area that it covers are both described on Exhibit “B” attached hereto.

8.
Zone and August will enter into a Lease Brokerage Agreement (“Broker Agreement”), wherein August agrees to retain Zone to research mineral title throughout the AMI and negotiate and acquire additional oil and gas leases in a manner agreeable with August. This Brokerage Agreement is attached hereto as Exhibit “C.”

9.	August commits to the following project expenditures (“Project Expenditures”) in addition to the funds tendered for the purchase of the Leases (all funds U.S.):

YEAR 1	Amount	Purpose

Date of Agreement	$20,000.00	Initial Deposit

Within 60 days	$165,366.00	Exercise Payment

Within 90 days	$300,000.00	Acquisition of additional
		Prospect leases (15,000 acres)

Within 120 days	$200,000.00	Acquisition of additional
		Prospect leases (10,000 acres)

	$300,000.00	Negotiations and Purchase
		of existing vertical oil well
		properties (2-6 wells possible)

Within 180 days	$300,000.00	Acquisition of additional
		Prospect leases (15,000 acres)

	$200,000.00	3-D seismic survey at
		Wolf Springs field

Within 300 days	$1,200,000.00	Drilling participation budget
		For 1, 2 or 3-well program

YEAR 2	Amount	Purpose

First 9 months	$750,000.00	Drilling participation budget
		For additional drilling

	$75,000.00	2nd year lease rentals

TOTAL 2-YR. BUDGET:	$3,510,366.00

10.
August will determine who shall be the operator of the drilling project. At August’s request, Zone may assist by providing to August a list of operators who are capable of undertaking the seismic, drilling or production responsibilities. August hereby agrees to indemnify and hold Zone harmless from any and all liabilities, claims, demands or suits arising as a result of any exploration operations conducted pursuant to this paragraph.

11.
In the event that August defaults on any of its payments with respect to the Purchase Price to Zone, Zone will provide written notice to August of such default. Upon receipt of such written notice, August will have fourteen (14) days to cure the defect and rectify the situation by making the outstanding payment of the Purchase Price that is owning to Zone. Should August fail to cure the default within that time, August shall immediately forfeit its entire interest in the Prospect and the Leases described herein, unless both August and Zone agree otherwise.

12.
In the event that August defaults on any of its payments with respect to payments that may be due to Zone under the terms of the AMI Agreement or the Brokerage Agreement, the terms of those agreements shall prevail.

13.
In the event that August defaults on any of its payments with respect to the Project Expenditures other than those referred to in paragraph 12, the prevailing Model Form Operating Agreements between August and other partners shall dictate remedies, unless said expenditures are owed to specifically to Zone. Under this circumstance, Zone will provide written notice to August of such default. Upon receipt of such written notice, August will have sixty (60) days to cure the defect and by making the outstanding payment of the Project Expenditure that is owed to Zone.

14.
All notices and communications required or permitted under this Agreement shall be in writing and shall be effective when received by mail, certified mail;, registered mail, return receipt requested, facsimile or hand delivery as follows:

Zone Exploration, Inc.	-and-	Gary G. Broeder
Attn: John Fredlund		Attorney at Law
115 N. Broadway, Suite 315		Transwestern I
Billings, Montana USA 59101		404 N. 31st Street
-also-		Billings, Montana USA 59101
P.O. Box 1362		Ph (406) 255-8630
Billings, Montana USA 59103		Fax (406) 255-7125
Ph (406) 259-5106		E-mail: ggbroeder@aol.com
Fax (406) 259-5106
E-mail: zonexplore@aol.com

August Biomedical Corp.	-and-	Stephen O’Neill
Attn: Scott Houghton		O’Neill & Co.
1014 Robson Street		Suite 80, 1055 West Georgia
Vancouver, British Columbia		Vancouver, British Columbia
Canada V6E 4L9		CanadaV6B 2A3
-also-		Ph (604) 687-5792
P.O. Box 73575		Fax (604) 687-6650
Vancouver, British Columbia		E-Mail son@stockslaw.com
Canada V6E 4L9		abo@stockslaw.com
Ph (604) 608-3831
Fax (604) 608-3382
Cell (604) 341-6051
E-mail sch@novus-tele.net

15.
Until such time that Zone has been paid the full Purchase Price, Zone is entitled to notification of and a timely copy of all press releases and other public announcements that may be issued by August concerning the Prospect.

16.	Either party may, by written notice so delivered to the other, change the address to which notice shall thereafter be made.

17.
This instrument contains the entire Agreement of the parties with respect to the transactions contemplated herein, supersedes any and all prior agreements or understandings, written or oral, and cannot be amended except by a writing signed by all of the parties. The parties agree to be reasonable with respect to any amendments sought by another party.

18.
In the event that any party is required to seek legal or equitable action to interpret or enforce any provision of this Agreement, the prevailing party shall be entitled to its reasonable costs and fees, including attorney fees.

19.
This Agreement may be executed by facsimile and in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute one and the same instrument.

20.	The waiver of any breach or any term or condition of this Agreement shall not be deemed to constitute a waiver of any other breach of the same or any other term or condition of the Agreement.

21.
Both Zone and August will bear their own costs and expenses, including the fees of legal, accounting and other professional advisors engaged by them in connection with the transactions contemplated by this Agreement and its preparation.

22.	The parties shall perform such further acts and execute such other agreements or documents as may be reasonably necessary to carry out the intent and provisions of the Agreement.

23.
In addition to complying with any specific standards of conduct set forth herein, the parties have acted and shall continue to act toward each other in good faith in the negotiation, execution, delivery and performance of this Agreement.

24.
This Agreement and all transactions contemplated herein shall be interpreted in accordance with the laws of the State of Montana and shall inure to the benefit of, and be binding upon, the parties hereto, their respective heirs, administrators, successors and assigns as the case may be.

25.	Time is of the essence of this Agreement.

               If the foregoing accurately sets forth your understanding of our agreement, kindly sign this Agreement where indicated below, and return it to the office of Zone no later than Friday, December 19, 2003, at 3:00 P.M. Mountain Standard Time. Your signature and acceptance will form a binding Agreement between us, subject only to the terms and conditions aforesaid.

Respectfully,

Zone Exploration, Inc.

By: /s/ John Fredlund .
       John Fredlund, President

       /s/ John Fredlund .
      John Fredlund

TERMS UNDERSTOOD AND AGREED TO AND THE WITHIN OFFER ACCEPTED THIS 18th DAY OF DECEMBER , 2004.

August

By: /s/ Scott Houghton .
       Scott Houghton, President

Exhibit “A”

               Attached to and made part of that certain Agreement for Sale and Purchase dated December 15, 2003, between Zone Exploration, Inc. and John Fredlund (jointly referred to herein as “Zone”), and August Biomedical Corp. (“August”), to wit:

Oil and Gas Leases – Musselshell and Yellowstone Counties, Montana (USA)

Lessee /
	Lease Date /	Land Description/
Lessors	Term Length	Net Acres	Recording

North Mason Lake and Stag-Summit Prospects

State of Montana	John Fredlund	Township 10 North, Range 24 East
(34,875-02)	12-3-2002	Section 36: All
10 years
Containing 640.0 acres, more or less.
Musselshell Co., Montana
(640.0 net acres)

John Fredlund,	Zone Exploration, Inc.	Township 9 North, Range 24 East
et ux Bess Snyder	9-1-2003	Section 2: S2
	5 years	Section 11: Lots 1-4, N2S2, N2
Section 12: E2, SW

Containing 1,402.46 acres, more or less.
Musselshell Co., Montana
(105.90 net acres)

John Fredlund,	Zone Exploration, Inc.	Township 9 North, Range 25 East
et ux Bess Snyder	9-1-2003	Section 19: Lots 1, 2, E2NW
5 years
Containing 161.40 acres, more or less.
Musselshell Co., Montana
(20.18 net acres)

State of Montana	John Fredlund	Township 9 North, Range 25 East
(34,872-02)	12-3-2002	Section 16: All
10 years
Containing 640.0 acres, more or less.
Musselshell Co., Montana
(640.0 net acres)

1

Exhibit “A” – Page 2
Agreement for Sale and Purchase
December 15, 2003

AgAmerica, FCB	John Fredlund	Township 9 North, Range 25 East	Book 373
(FCB 01-0164)	5-10-2001	Section 9: S2	Page 707
5 years
Containing 320.0 acres, more or less.
Musselshell Co., Montana
(160.0 net acres)

AgAmerica, FCB	John Fredlund	Township 9 North, Range 25 East	Book 385
(FCB 02-0161)	12-9-2002	Section 17: All	Page 164
5 years
Containing 640.0 acres, more or less.
Musselshell Co., Montana
(320.0 net acres)

Bryan W. Adolph,	Zone Exploration, Inc.	Township 9 North, Range 25 East	Book 385
et ux Kathy J.	9-15-2003	Section 7: Lots 3, 4, E2SW, NE	Page 687
	7 years	Section 8: W2W2
Section 15: W2
Section 17: W2
Section 18: NE
Section 22: SE

Containing 1,442.08 acres, more or less.
Musselshell Co., Montana
(1,091.95 net acres)

USA	John Fredlund	Township 9 North, Range 25 East
(MTM-85136)	7-1-1996	Section 10: All
	10 years	Section 15: E2
Section 22: N2NW

Containing 1,040.0 acres, more or less.
Musselshell Co., Montana
(1,040.0 net acres)

2

Exhibit “A” – Page 3
Agreement for Sale and Purchase
December 15, 2003

USA	John Fredlund	Township 9 North, Range 25 East
(MTM-85137)	7-1-1996	Section 18: SE
	10 years	Section 19: E2
Section 20: All

Containing 1,120.0 acres, more or less.
Musselshell Co., Montana
(1,120.0 net acres)

USA	John Fredlund	Township 9 North, Range 25 East
(MTM-85370)	7-1-1996	Section 22: NE, S2NW
10 years
Containing 240.0 acres, more or less.
Musselshell Co., Montana
(240.0 net acres)

USA	John Fredlund	Township 9 North, Range 25 East
(MTM-85545)	9-1-1996	Section 22: SW
10 years
Containing 160.0 acres, more or less.
Musselshell Co., Montana
(160.0 net acres)

Conoco Prospect

State of Montana	John Fredlund	Township 9 North, Range 25 East
(34,873-02)	12-3-2002	Section 36: All
10 years
Containing 640.0 acres, more or less.
Musselshell Co., Montana
(640.0 net acres)

3

Exhibit “A” – Page 4
Agreement for Sale and Purchase
December 15, 2003

Gage Dome Prospect

USA	John Fredlund	Township 9 North, Range 26 East
(MTM-85735)	11-1-1996	Section 8: SE
	10 years	Section 14: SESE
Section 18: Lots 1, 2

Containing 282.89 acres, more or less.
Musselshell Co., Montana
(282.89 net acres)

USA	John Fredlund	Township 9 North, Range 26 East
(MTM-84837)	2-1-1996	Section 21: All
10 years
Containing 640.0 acres, more or less.
Musselshell Co., Montana
(640.0 net acres)

Delphia Prospect

State of Montana	John Fredlund	Township 9 North, Range 27 East
(34,874-02)	12-3-2002	Section 36: All, excpt RR r/w
10 years
Containing 613.50 acres, more or less.
Musselshell Co., Montana
(613.50 net acres)

USA	John Fredlund	Township 9 North, Range 27 East
(MTM-85736)	11-1-1996	Section 21: E2
	10 years	Section 22: SWNE, S2NW, SW

Containing 600.0 acres, more or less.
Musselshell Co., Montana
(600.0 net acres)

4

Exhibit “A” – Page 5
Agreement for Sale and Purchase
December 15, 2003

Hawk Creek Prospect

John Fredlund,	Zone Exploration, Inc.	Township 8 North, Range 29 East
et ux Bess Snyder	9-1-2003	Section 2: Lots 13-20
5 years
Township 8 North, Range 30 East
Section 6: Lots 4, 5, 12, 13, 20, 21,
25, 26, E2SW, W2SE, NESE
Section 18: Lots 1-4, E2W2, E2

Containing 1,429.81 acres, more or less.
Musselshell Co., Montana
(89.91 net acres)

Wolf Springs Prospect

Charles Ruthern Horton,	Reger Oil, Inc.	Township 7 North, Range 32 East	Doc. No.
aka Charles R. Horton	6-22-2000	Section 19: Lots 2-4, SENW, S2NE,	3096057
aka Charley R. Horton	5 years	E2SW, SE
Section 30: E2

Containing 800.0 acres, more or less.
Yellowstone Co., Montana
(152.0 net acres)

Charles Rockwood Horton,	Reger Oil, Inc.	Township 7 North, Range 32 East	Doc. No.
aka Charles Rocky Horton	8-3-2000	Section 19: Lots 2-4, SENW, S2NE,	3264951
	5 years	E2SW, SE
Section 30: E2

Containing 800.0 acres, more or less.
Yellowstone Co., Montana
(48.0 net acres)

5

Exhibit “A” – Page 6
Agreement for Sale and Purchase
December 15, 2003

Jeffrey D. Horton,	Reger Oil, Inc.	Township 7 North, Range 32 East	Doc. No.
Personal Representative	7-24-2000	Section 19: Lots 2-4, SENW, S2NE,	3264952
of the Estate of	5 years	E2SW, SE
Roland Dean Horton,		Section 30: E2
deceased
		Containing 800.0 acres, more or less.
		Yellowstone Co., Montana
		(184.0 net acres)

	Gross Leasehold Acres:	12,972.14
	Net Leasehold Acres:	9,268.32

6

Exhibit “B”

Agreement for Area of Mutual Interest

               Attached to and made part of that certain Agreement for Sale and Purchase dated December 15, 2003, between Zone Exploration, Inc. and John Fredlund (jointly referred to herein as “Zone”), and August Biomedical Corp. (“August”), to wit:

All lands located in Musselshell and Yellowstone Counties, Montana (USA)

The Area of Mutual Interest is defined as the following lands:

Township 10 North, Range 24 East	Sections 25-27, 34-35
Township 10 North, Range 25 East	Sections 29-32

Township 9 North, Range 24 East	Sections 1-3, 10-15
Township 9 North, Range 25 East	Sections 1-27, 34-36
Township 9 North, Range 26 East	Sections 7-36
Township 9 North, Range 27 East	Sections 19-36
Township 9 North, Range 28 East	Sections 19, 30, 31
Township 9 North, Range 29 East	Sections 34-36
Township 9 North, Range 30 East	Sections 31-33

Township 8 North, Range 25 East	Sections 1, 12, 13
Township 8 North, Range 26 East	Sections 1-18
Township 8 North, Range 27 East	Sections 1-6
Township 8 North, Range 28 East	Section 6
Township 8 North, Range 29 East	Sections 1-3, 10-15, 22-27, 34-36
Township 8 North, Range 30 East	Sections 4-9, 16-21, 28-33
Township 8 North, Range 31 East	Sections 31-36
Township 8 North, Range 32 East	Sections 31-34

Township 7 North, Range 31 East	Sections 1-14, 23-26, 35, 36
Township 7 North, Range 32 East	Sections 3-10, 15-22, 27-34

Township 6 North, Range 31 East	Sections 1, 2
Township 6 North, Range 32 East	Sections 3-6

For the certain terms and conditions of this AMI, refer to page 2 of Exhibit “B.”

Exhibit “B” – Page 2
Agreement for Purchase and Sale
December 15, 2003

Area of Mutual Interest Terms:

1.                Length of Term. The term of this AMI Agreement shall extend for five (5) years from December 15, 2003, and shall govern the subsequent acquisition of oil and gas leases and other oil and gas properties, including producing oil and gas wells, within the defined geographical area described herein.

2.                Subsequent Leases acquired by Zone. If Zone acquires any subsequent oil and gas leases or other oil and gas properties within the AMI, Zone shall, within 90 days, offer August a 100% interest in these leases or properties. August shall have 45 days to elect to acquire said leases at a cost of $20.00 –U.S. per net mineral acre. Zone shall reserve an Overriding Royalty equal to the lesser interest of either a three percent (3%) Overriding Royalty or the difference between the existing lease burdens and an 80% Net Revenue Interest (NRI). [100% - existing lease burdens (landowners’ royalty + pre-existing overrides) = Net Revenue Interest (NRI)]. However, under no circumstances shall the Overriding Royalty to be reserved by Zone be less than one percent (1%).

3               . Subsequent Leases acquired by August. In the event that August acquires any oil and gas leases or other properties within the AMI, August shall, within 90 days or within a mutually agreeable time, assign to Zone an Overriding Royalty equal to the lesser interest of either a three percent (3%) Overriding Royalty or the difference between the existing lease burdens and an 80% NRI. However, under no circumstances shall the Overriding Royalty to be assigned to Zone be less than one percent (1%).

4.                In the Event of Default on Payment of Purchase Price. In the event that August acquires any leases or properties with the AMI before the Purchase Price for the Prospect has been paid in full and August owns 100% of the record title interest in the Prospect and the Leases, as defined under the terms of the Agreement to which this Exhibit is attached, and August elects not to participate in the Prospect or defaults on the Purchase Price payments and forfeits its interest in the Prospect, August shall offer all of these subsequently acquires leases or properties to Zone “at cost.” Within 90 days of forfeiture, August shall offer these leases to Zone, and Zone shall have 45 days to elect to acquire any or all of those leases or properties, and shall tender payment to August. August shall then make an assignment of 100% of its interest in said leases or properties to Zone, and the leases shall not be burdened with any overrides. If Zone elects not to acquire said leases or properties, August shall own said leases or properties with no further obligations to Zone regarding those leases or properties.

5.                Less than Full Mineral Interest. If any subsequently acquired oil and gas lease constitutes less than a full 100% mineral interest lease, the overrides reserved or conveyed shall be proportionately reduced with respect to the actual interest leased.

6.                Successors and Assigns. This AMI shall apply to the heirs, successors and assigns of both parties.

Exhibit “C”

Brokerage Agreement for Acquiring Subsequent Leases and Properties

               Attached to and made part of that certain Agreement for Sale and Purchase dated December 15, 2003, between Zone Exploration, Inc. and John Fredlund (jointly referred to herein as “Zone”), and August Biomedical Corp. (“August”), to wit:

               NOTWITHSTANDING ANYTHING CONTAINED IN THE AGREEMENT FOR SALE AND PURCHASE TO THE CONTRARY,

               Zone and August agree to the following:

1.
This Brokerage Agreement addresses the future work that will be conducted pursuant to the goals of the Horizontal Amsden Play (“project”). The work will involve labor directed at acquiring additional oil and gas lease acreage and other related properties, and all of the labor associated therewith, in a professional and an organized fashion. All future work done by Zone on the project will be done with the prior consent and at the direction of the August.

2.	The project area is defined as the area described in the larger Agreement for Sale and Purchase and the related Exhibits.

3.
The work required of Zone is the research and compilation of mineral ownership title, surface title, oil and gas leasing, property acquisitions, well site and access permitting, damage settlements and other germane land functions required to properly assemble a leasehold position suitable for drilling wells, and to facilitate the appropriate land-related issues associated with the drilling and development programs.

4.	Compensation to Zone is as follows:

	a)	$350 per day for work on the project.

	b)	Reimbursement for 100% of applicable expenses in the field, including motels, meals, copy work, mailing, reasonable telephone charges and the like.

	c)	Mileage allowance of .40/mile

	d)	100% cost reimbursement for sub-brokers (hired and managed by Zone) of up to $350 per day per man plus applicable expenses

Exhibit “C” – Page 2
Agreement for Sale and Purchase
December 15, 2003

	e)	The cash difference between the actual cost of acquired oil and gas leases and $20.00 per net acre. Zone and August agree that August shall pay $20.00 per net acre to Zone for all oil and gas leases acquired throughout the project area. In the event that the actual cost of an oil and gas lease or another related property is more than $20.00 per net acre, August shall have the right to acquire said lease or property “at cost” with no additional compensation to Zone.

4.	That August shall have the right, following reasonable notice, to audit the documentation and the cost and expense records of Zone specifically regarding the subject project.

Zone agrees to the following:

1.	To serve as the lead broker for field land services for the project.

2.	With prior consent of August, to hire experienced and dependable sub-brokers (landmen) to assist with the expedition of the project.

3.
To focus work efforts according to the priorities set by August, and to deliver to August all mineral and ownership and leasehold reports, executed leases, contracts, agreements, easements and executed permits and the relevant paperwork involving damage settlements in a timely and expeditious manner.

4.
To research title records for fee, state and federal ownerships and to render proper reports on the same. On the freehold title, to research the county records from the “patent to the present,” and render landman’s “Mineral Ownership and Leasehold Reports” based on the ownership of freehold oil and gas rights.

5.
To acquire leases and other related properties, and easements, permits and damage settlements according to terms set by August, and solely for the benefit of August or any other entity specified by August. At August’s choice, leases, permits and easements may be acquired in either the name of “August” or in the name of “Zone Exploration, Inc.” Any leases acquired by Zone in the prospect area shall be for the benefit of August, subject to the specific terms and restrictions defined in this larger Agreement.

6.	To assign “all right, title and interest” in any leases, contracts, permits or easements acquired, pursuant to clause #5 previous, to August in a timely fashion, when requested by August.

7.	To adhere to the Landman’s “Code of Ethics,” as stated by the American Association of Professional Landmen (copy attached).

Exhibit “C” – Page 3
Agreement for Sale and Purchase
December 15, 2003

August agrees to the following:

1.	To provide reasonable and ethical guidelines for the work required.

2.	To pay all invoices in a timely fashion, buy no longer than thirty (30) days following receipt of any invoice.

               This Brokerage Agreement is non-exclusive and does not prohibit August from hiring other people or corporations to do similar work within the project area under separate arrangements.

               AGREED TO by the undersigned and effective as of December 15, 2003.

Zone Exploration, Inc			August Biomedical Corp.

By:	/s/ John Fredlund	By:	/s/ Scott Houghton
	John Fredlund, President		Scott Houghton, President

By:	/s/ John Fredlund
John Fredlund, President